UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 1, 2005

CLAYTON WILLIAMS ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-20838	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant’s Telephone Number, including area code:   (432) 682-6324

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 - Entry into a Material Definitive Agreement

On March 1, 2005, the registrant entered into a Second Amended and Restated Service Agreement (the “Service Agreement”) with Clayton W. Williams, Jr., Clayton Williams Ranch Holdings, Inc., Claydesta, L.P., Clayton Williams Partnership, Ltd. and CWPLCO, Inc. (collectively, the “Williams Entities”).  Mr. Williams is the Chairman of the Board, President, Chief Executive Officer and a director of the registrant, and beneficially owns approximately 41% of the registrant’s outstanding common stock.  The other Williams Entities are controlled by Mr. Williams.

The registrant and the Williams Entities initially entered into the Service Agreement on May 26, 1993.  The Service Agreement was amended and restated the Service Agreement on October 1, 1995 and further amended on April 1, 2002.  Under the Service Agreement, the Williams Entities provide tax return preparation, tax planning and business entertainment services to the registrant, and the registrant provides legal, computer, payroll and benefits administration, insurance administration and general accounting services to the Williams Entities, as well as technical services with respect to the operation of certain oil and gas properties owned by the Williams Entities.

The Service Agreement was amended to remove a $40,000 annual limit on the amount that the Williams Entities would be entitled to receive for providing tax return preparation and tax planning services to the registration, and a $50,000 annual limit on the amount that the registrant would be entitled to receive for providing general accounting services to the Williams Entities.  The Service Agreement was also amended to provide for the Williams Entities to furnish hunting and fishing rights to the registrant on lands owned by the Williams Entities pursuant to the terms of separate annual hunting leases.  Previously, these services were provided to the registrant by the Williams Entities on a daily usage basis.

The Service Agreement was also amended to include provisions defining the standard of care of the registrant and the Williams Entities in providing services under the Service Agreement and to limit the liability of the parties providing services under the Service Agreement to the amounts they received as payment for these services.

This Second Amended and Restated Service Agreement was approved by the registrant’s Audit Committee and by the full Board of Directors.

Item 9.01 -     Financial Statements and Exhibits

The following exhibit is provided as part of the information furnished under Item 1.01 of this report.

Exhibit
Number	Description

99.1

Second Amended and Restated Service Agreement effective March 1, 2005 by and among Clayton Williams Energy, Inc. and its subsidiaries, Clayton W. Williams, Jr., Clayton Williams Ranch Holdings, Inc., ClayDesta L.P., Clayton Williams Partnership, Ltd., and CWPLCO, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date:	March 2, 2005	By:	/s/ L. Paul Latham
L. Paul Latham
Executive Vice President and Chief
Operating Officer

Date:	March 2, 2005	By:	/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President and Chief Financial
Officer